Exhibit 99.1

Belden & Blake Corporation
News Release

5200 Stoneham Road, North Canton, Ohio 44720
Phone: 330-499-1660
Fax: 330-497-5463

Contact:	Frederick J. Stair Vice President and Corporate Controller	FOR IMMEDIATE RELEASE October 12, 2005 E-mail: fstair@beldenblake.com

Belden & Blake Announces the Expiration of its Tender Offer
for its 8.75% Senior Secured Notes due 2012

North Canton, Ohio – October 12, 2005 – Belden & Blake Corporation (“Belden & Blake”) announced today the expiration of its previously announced tender offer (“Tender Offer”) to purchase for cash any and all of its outstanding 8.75% Senior Secured Notes due 2012 in the aggregate principal amount of $192,500,000 (the “Securities”) (CUSIP Number 077447AE0). The Tender Offer expired this morning at 9:00 a.m., New York City time.

During the offering period, zero principal amount of the Securities were validly tendered.

Belden & Blake engages in the exploitation, development, production, operation and acquisition of oil and natural gas properties in the Appalachian and Michigan Basins (a region which includes Ohio, Pennsylvania, New York and Michigan). Belden & Blake is a subsidiary of Capital C Energy Operations, LP, an affiliate of EnerVest Management Partners, Ltd.

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